Mr. James Calver
Investor Presentation
September 18, 2007

1.  Title Slide

Good morning and thank you for being with us today.  Hooper Holmes is a business that is 100 years old, and for most of that time has primarily provided services to the insurance industry.  We are today a turnaround company, and much of my presentation this morning will focus on the actions we have taken as part of that turnaround...

2.  Safe Harbor

But I will also look ahead to our future, and therefore, you will note our Safe Harbor statement.  Myself and our management team -- virtually all of us new since early 2006 -- have been focused on building a future for Hooper Holmes that reflects the trends, dynamics and opportunities we see in the insurance and healthcare markets, and takes full advantage of the core capabilities of our business.

3.  Agenda

I will begin by telling you who we are, and why our particular vision of the future makes sense for us.  I will discuss our strategy, and how we've begun to implement it.  I will describe many of the actions we have completed to stabilize our existing business and reduce costs.  And I will speak in some detail about the new Health and Wellness growth initiatives we have underway.  As you know, healthcare is a rapidly growing industry... and its future is closely tied to information needs...
4.  Who We Are

At its heart, Hooper Holmes is a health information company.  Or, more specifically, an exam and lab company.  About 60% of the 10 million applications for life insurance each year in the United States require medical exams and lab tests.  And we are the number one provider of medical exams and a leader in lab tests.  But that market continues to shrink, with fewer life insurance applications requiring our services.  We have therefore begun leveraging our infrastructure and skills by selling new services.  Our customers include the growing group of companies that are today helping the Fortune 500 manage and reduce their healthcare costs.

5.  What We Do

We can do this because we have a unique capability:  we are the only company that can deliver a medical exam at any US address.  We send trained professionals to people’s homes and offices, take blood and urine samples and a variety of measurements, and summarize that information in ways that make it easy for companies to make decisions to reduce their risks and costs.

Over the years, our services have been tailored to the needs of life insurance companies, who have used this personal health information to make underwriting decisions.  In these two examples we provide critical information to help assess the health of each individual.

6.  Our Divisions

We have developed strong capabilities and experience to meet our customers’ needs.

We have the leading brand in the paramedical industry, Portamedic.  In fact, many of our insurance company customers call a paramedical exam a Portamedic -- in the same way that you might call a photocopy a Xerox.  We were the first company to use independent paramedical examiners and we are today the company most examiners choose to work for.  We have 9000 examiners in our network and unmatched geographic coverage.

Our wellness business launched this year to leverage our capabilities to serve wellness, disease management and healthcare organizations.  These are companies in an industry which the Boston Consulting Group describes as growing at 30% a year, and who are viewed as an essential component of medical management.  I will tell you more about this business in a moment, but it is fair to say that we believe we have just scratched the surface of its potential.  These companies have critical, unmet needs that we are uniquely positioned to satisfy.

Heritage Labs is our wholly owned reference laboratory, located in Kansas City.  This is a 10-year-old business that is also a licensed manufacturer of medical devices, with a class 10,000 clean room -- so we manufacture collection kits for ourselves and for other companies.

Underwriting Solutions is another wholly-owned business, headquartered in Omaha, with a talented staff of more than 90 professional underwriters -- -- including 13 former chief underwriters -- -- that can deliver fully outsourced and overflow underwriting services.

Our Claims Services business provides independent medical exams for a variety of insurers.

And our Medicals Direct business provides similar services in the United Kingdom.

On our quarterly results calls I have reinforced the fact that we continually evaluate all our businesses against three criteria: for strategic fit, growth potential, and return on capital.  As a result of that evaluation, we concluded that Medicals Direct does not meet these criteria.

Without opportunities to improve the long-term performance of this business, we believe the best interests of our shareholders are served by a divestiture of this subsidiary, and we have announced its pending sale.  Currently, we are in late stage negotiations with a potential buyer and hope for a successful close of a transaction in the near future.

We expect to invest the proceeds received from this transaction in our growth businesses, and in strengthening our core service delivery processes.  And as I've said before, we will continue to evaluate all of our businesses against the three criteria I mentioned.

7.  Investment Highlights

We believe these assets are a base upon which to grow.  We count virtually all life insurance companies as our customers.  We have long-standing relationships with them.  We are, in effect, the only national health screening company.  And with the progress we’ve made in our turnaround program, we believe we have built a solid platform upon which to grow.

As we said during our most recent earnings call, we expect a return to profitability in Q1 2008.  And we believe we have growth prospects for our Health and Wellness business, which I will tell you more about in a moment.

8.  Strategy

Our basic strategy over the last 18 months has been to fix our present business and build for the future.  The first phase of this process has been to take costs out of our business, improve productivity and consolidate operations.  Our historical cost structure was appropriate for the insurance industry of ten or fifteen years ago, with almost twice the volume of exams that characterizes today’s market.

We have also rigorously reviewed our existing businesses against three criteria.  As a result of that ongoing review, we made the decision I mentioned earlier to divest our operations in the United Kingdom.  And the final phase of our strategy is to invest in growth, targeting leadership in health and wellness screenings.

9.  Unique Capabilities

This is an area where our investments, abilities and core competencies have come together to give us a significant competitive advantage.  There are barriers to entry to becoming a national screening company, and we have an unmatched position in all of them.

We have unrivalled geographic coverage, with market presence in 250 US locations.  We have a testing laboratory that is experienced in handling, processing and analyzing samples that are remotely collected.

In 2006 we deployed a new, state-of-the-art, web-based exam ordering and scheduling system that ties our most critical operations together.  And we have used our process and fulfillment skills to develop and launch a turnkey wellness service for disease management companies.  (I'll describe the details in a moment.)

10.  Key Actions

If you have followed Hooper Holmes, you may know that our business has faced a number of significant challenges in recent years.

When I joined the company in January 2006 I found a business with significant operating losses and accelerating revenue loss.  We took action to make significant, permanent changes in our operations -- not one-time fixes.  Our employees generated 700 initiatives which have today reduced costs.  A large number of these are productivity initiatives that reflect our desire to build a culture of continuous improvement in Hooper Holmes.

First, with a successfully installed new Portamedic IT system, we are centralizing some of our core processes, including the scheduling of exams.  This work began in Q2 and is expected to finish by the end of the year.

Second, we are eliminating paper from our branches by imaging 100% of our exams -- -- that's 24 million images per year available online -- -- and training our examiners to input important information online versus by fax or telephone.

Third, we are increasing exam accuracy through new training and incentives.  As a result, our best examiners could earn more and quality of the product we deliver will improve.  What this means for our clients is faster and more accurate underwriting and lower costs for Hooper Holmes.

These improvements should help us continue to provide faster and more accurate service to our clients.   Over the last year we have enhanced our service levels and raised prices, reversing the downward trend in the industry after five years of declines.  We strengthened our sales organizations, introducing commissions and pay-for-performance compensation.  We streamlined and revitalized our management team.  And we began work to optimize our service delivery model -- a process which is continuing, and which is becoming a strong part of our business culture.
11.  Expected Profitability

While our core insurance business remains challenged, our core paramedical exam business has halted the decline in its market share in a shrinking market.  One of the ways we have done this is by exploring partnerships with our customers to help them achieve their strategic goals.

Portamedic Platinum is the first new service we have developed under this approach.  This is a new health examination, data collection and reporting service that has been deployed with a six-month period of exclusivity to Phoenix Life.

This new service collects more health information earlier in the process, thereby shortening the time it takes to collect, analyze and report health information.  Phoenix Life announced the service in July as a branded offer they call Phoenix Concierge.  As they noted at the time, this new capability has allowed them to make underwriting decisions 20 days sooner on average.

We will provide Portamedic Platinum exclusively to Phoenix Life until November.  We will then be marketing this service to all our customers once the period of exclusivity comes to an end.  We believe that Portamedic Platinum can be 5% of Portamedic revenue within two years.

This is just one example of the way we are working with clients to provide faster, more accurate services tailored to their specific needs.  We expect that many other companies will be interested in this type of high-grade service, as well as other new services we may develop.

We are beginning to see the effects of these and other actions in our performance.  With our average price per unit up 5% year-over-year and our costs reduced, we have improved our gross margins.

12.  Wellness is Large and Growing

We believe this is a strong platform upon which we can build for the future, and we today believe our primary growth opportunity lies in health and wellness.

By any measure, this is a rapidly growing market.  The segment of the market we have trained our sights upon is growing at 30% per year.  The Boston Consulting Group estimates that fully half of today's Fortune 500 companies anticipate adding wellness programs to their operations.  With the vast majority of health-care costs generated by a small percentage of employees, we believe these programs -- which emphasize detecting health risk early and changing behavior -- are becoming a competitive necessity for employers.

We feel this market is a $500 million opportunity, based on Boston Consulting Group estimates.  We believe that we have the potential to capture as much as 10% of that opportunity over the next few years.

There are 155 million lives insured for healthcare in the United States.  Wellness exams for less than 1% of these lives would represent a
$40 - $50 million revenue business for Hooper Holmes with good margins.
We believe this could be a large, growing and profitable new market, one that leverages our core capabilities.

13.  Wellness Screenings I

Employers need healthy employees, and they need to control their costs.  But with healthcare costs growing at 11% a year, that's a challenge.  So, many employers are turning to companies such as CIGNA, SHPS, and others.  They offer proactive programs to predict health risks -- and help reduce those risks.  They begin by collecting data through on-site, employee wellness screenings.

We believe these screenings and the actions they generate will reduce healthcare expenses by alerting people to the early indicators of chronic disease.  People are living longer and working longer.  Identifying those at risk for diabetes, stroke or cardiovascular disease will help people lead better, healthier lives -- and reduce employers' healthcare costs.

14.  Wellness Screenings II

We are today screening large groups of employees at work sites across the country.

As I explained, our customers are disease management organizations.  They are companies like American Healthways, the world's leading health and care support organization, whose myhealthIQ program identifies health risks and empowers people with the right information at the right time so they can take action.  Healthways was one of our pilot customers and has approved Hooper Holmes to deliver myhealthIQ to its customers.

But while a wellness screening may sound quite similar to a paramedical exam, there is a good deal more to the process.  We screen hundreds of employees at many different locations following an efficient, carefully managed process.  We provide a “one-stop shop” for wellness and disease management companies.  That includes scheduling support, on-site management, fulfillment of supplies, providing blood collection kits, conducting screenings, testing samples and transmitting data.  As a result, companies like Heathways can reach more participants, gather more participant data earlier in the process, better target their interventional services -- and more easily reach people on their terms, at work or at home.

Let's take the real-world example of a Fortune 500 company’s field location with about 1,000 people in Ohio.  Hooper Holmes set up a temporary clinic to measure height, weight, blood pressure, body mass index and to collect a blood sample.  That took about 15 minutes for each employee.

Each participant's results were, of course, private -- seen only by the employee.  The blood test, processed by Heritage Labs, identified those prone to diabetes, heart disease, and other widespread chronic conditions.  Armed with that data, companies such as Healthways give employees the answers, advice, motivation and support they need to reduce their risks and stay healthy.  As a result, Fortune 500 employers spend less on healthcare.

15.  Wellness Timeline

We are very pleased with the progress we have made in developing this business.  We began with a series of pilot programs in January of this year.  We conducted our first commercial wellness screening in March.  With rapid growth, we hit the milestone of 25,000 people screened by July.

We believe we have now achieved critical mass with this business, and as such we have appointed Chris Behling, our business development Officer, to the additional post of president of our Health and Wellness division.  With aggressive marketing, we expect to continue to expand this business.

As part of that effort, we yesterday announced a joint marketing agreement with BioSignia, Inc, a provider of next generation healthcare solutions. Under the agreement, Hooper Holmes will actively promote BioSignia's Know Your Number(R) Program as part of our complete wellness solution.   And BioSignia will market Hooper Holmes Health & Wellness as a preferred partner for on-site biometric screening services.

BioSignia's Know Your Number(R) Program is a patented, validated, scientific, predictive tool that physicians use clinically in their practices every day.  It graphically translates an individual’s lab results into chronic disease risk and risk reduction comparisons they can readily understand. It helps participants talk to their doctors about their health, ask questions, and keep track of their progress.

16.  Wellness Outlook

One of our greatest advantages in this market is the process we have developed to deliver service reliably, consistently, and completely.  Our ability to handle this process end-to-end is one of the features our customers value most highly.

Imagine one company that can schedule wellness exams, manufacture kits, print materials, ship equipment and provide wellness exams to large employee groups on site.  One company that can analyze and transmit data essential for identifying and segmenting populations.  One company that helps healthcare providers reach more people, gather more participant data earlier in the process, and better target interventional health support services.  One company that provides national coverage of examiners and consistency of processes.

Hooper Holmes is that company.  We have introduced and are today selling a complete, national supply chain solution for healthcare providers.

We have been able to do this by building a focused internal team that works well across our divisions and support organizations.  While this business is small today, it is growing rapidly and we have a strong sales pipeline.

17.  Wrap Up

In summary, it seems to all of us at Hooper Holmes that we are on the right track towards correcting and stabilizing our business, and building a platform for the future.

We believe Hooper Holmes is a good opportunity for three reasons.

First, our proven core competence in health information, exams and laboratory testing, which is uniquely aligned with today's opportunities in healthcare.

Second, the soundness of our turnaround program, which has been to reduce our cost structure, improve productivity, and invest for growth.

And third, the focus on strategic businesses and divestment of non-core activities.

At Hooper Holmes we believe our reputation is based on three simple things.

The value of our products and services, as well as the quality and consistency of our results.

How helpful and responsive we are to our clients’ needs.

And, of course, on our performance – on our operational and financial discipline, and our ability to meet expectations and deliver results against targets.

That, simply put, is our focus.  And Mike and I would be delighted to take your questions.